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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated February 1, 1996 (except for Note K as to which the date is June 18, 1996) accompanying the financial statements of First Enterprise Financial Group, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


                                          GRANT THORNTON LLP

Chicago, Illinois

July 19, 1996